Exhibit 99.1
Phoenix Technologies Ltd. Appoints Tom Lacey as
President and CEO
Milpitas, CA, February 26, 2010 – Phoenix Technologies Ltd. (NASDAQ:PTEC), a global leader in core systems software, today announced that its Board of Directors has named Tom Lacey as the company’s President and Chief Executive Officer, effective as of February 25, 2010. Additionally, Mr. Lacey has been appointed to serve as a member of the company’s Board of Directors.
“We are delighted that Tom has joined Phoenix,” said Jeffrey Smith, Chairman of the Board. “Tom brings three decades of engineering, marketing, sales and operational leadership experience to Phoenix, and has a record of driving profitability and growth in his prior roles at leading technology companies. Tom brings an extensive knowledge of Phoenix’s key customers and partners and we are confident that his leadership skills and industry relationships will drive shareholder value at Phoenix.”
Prior to joining Phoenix, Mr. Lacey served as corporate Vice President and General Manager of Applied Materials’ SunFab Thin Film Solar Products since 2009, where he was responsible for all aspects of the turnkey solar thin-film production business. Prior to Applied Materials, from 2006 to 2007, Mr. Lacey was President of Flextronics International’s Components Group, an 8,000 employee division that designs and sells display, power system and camera cell phone modules. Mr. Lacey joined Flextronics in connection with the successful $300 million sale to Flextronics of International Display Works (IDW), a developer of LCD displays, where he served as Chairman, President and Chief Executive Officer from 2004 to 2006. While at IDW, Mr. Lacey drove significant revenue and profitability growth and increased the market capitalization of IDW by approximately 6 times following a successful listing on NASDAQ.
Prior to IDW, Mr. Lacey had a distinguished 13 year career at Intel Corporation, where he held various management and executive positions of increasing responsibility, including Vice President Sales and Marketing, President of Intel Americas, where he was responsible for over $12 billion in sales and managed Dell, IBM, HP, Cisco Systems, Motorola and other critical accounts. In his last year at Intel, as Vice President and General Manager, Flash Products, Mr. Lacey grew revenues by $500 million to $2.3 billion with customers such as Samsung, Sony, Nokia, Motorola and others.
“I am very excited to join Phoenix. Phoenix has been at the core of the PC ecosystem for over 30 years and has developed valuable intellectual property assets and technology, long-standing relationships with all of the major OEMs, ODMs and silicon vendors in the industry, and unique firmware expertise and engineering competencies with extremely talented employees,” said Lacey. “The immediate focus for me at Phoenix is to ensure that the Company’s core business returns to its full potential so that Phoenix can continue to provide the most innovative solutions and services to its customers. I am confident in the prospects for Phoenix and look forward to working with the rest of the management team and Board of Directors to maximize value for all shareholders.”
Mr. Lacey succeeds Woodson Hobbs, who has served as Phoenix’s President and Chief Executive Officer since 2006. The Company also announced that Mr. Hobbs has resigned from the company’s Board of Directors.
In connection with his appointment, and as an incentive to his joining, Mr. Lacey was granted a non-qualified inducement stock option to purchase 400,000 shares of common stock of Phoenix, par value $0.001 per share, with an exercise price equal to $2.70 (USD), the closing sale price of the Company’s stock on February 25, 2010, the grant date. Assuming Mr. Lacey remains actively employed by Phoenix, the option will vest and become exercisable with respect to 1/48th of the total number of shares underlying the option each month after the grant date so that all of the shares will be fully vested on the four (4) year anniversary of the grant date. The vesting of the options will accelerate if Mr. Lacey’s employment is terminated without cause or for good reason after a change of control. Additionally, Mr. Lacey received an inducement grant of 425,000 shares of restricted stock on the grant date. The restricted stock vests as follows: 25,000 shares vested on the grant date, and 1/48th of the remaining shares vest monthly so that all of the shares of restricted stock will be fully vested on the four (4) year anniversary of the grant date. The vesting of all unvested restricted stock will accelerate if Mr. Lacey’s employment is terminated without cause or for good reason following a change of control. The inducement options and restricted shares were granted outside of the terms of any existing Phoenix equity incentive plan and without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — SecureCore Tiano, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, and eSupport.com — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 210 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore, SecureCore Tiano, Embedded BIOS, Phoenix Freeze, FailSafe, HyperSpace, eSupport.com and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, increasing shareholder value, revenue growth and profitability. These statements involve risk and uncertainties, including: demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to maintain the average selling price of our core systems software; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks and unanticipated challenges associated with any transactions involving certain of our businesses; risks associated with any acquisition strategy that we might employ; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; and the rate of adoption of new operating system and microprocessor design technology. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
IR Contact:
Richard Arnold
Phoenix Technologies Ltd.
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
E-mail : Investor_Relations@phoenix.com
PR/AR Contact :
Shauli Chaudhuri
VP Marketing & Communications
Phoenix Technologies Global Press Office
Tel. : +1-408-887-3548
E-mail : Public_Relations@phoenix.com
Source : Phoenix Technologies Ltd.